Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2018 RESULTS

- Earnings of $0.13 Per Fully Diluted Share -

- Core FFO of $0.29 Per Fully Diluted Share -

- Leased 246,760 Square Feet of Office and Retail Space -

New York, New York, February 20, 2019 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter and full year of 2018.

“We continue to execute our long-term strategy to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at higher rents and create long-term value for shareholders. During the fourth quarter, we leased approximately 247,000 square feet of office and retail space, and bought our full year total to over one million square feet of leasing. In aggregate for the quarter, we delivered cash rent spreads of 30.0% on new Manhattan office leases and 23.9% on all leases portfolio-wide over previous fully escalated rents,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“For the year, Observatory revenue increased 3.2% and Observatory net operating income increased 1.7%, as compared with the year ended 2017, driven primarily by improved pricing partially offset by increased expenses related to Observatory redevelopment and public relations expense allocations,” added Kessler. “We continue to manage our balance sheet to fund our redevelopment program and shareholder value enhancement opportunities.”

Fourth Quarter Highlights

•	Achieved net income attributable to the Company of $0.13 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.29 per fully diluted share.

•	Occupancy and leased percentages at December 31, 2018:

•	Total portfolio was 88.8% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 91.8% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 88.8% occupied; including SLNC, the Manhattan office portfolio was 92.7% leased.

•	Retail portfolio was 90.8% occupied; including SLNC, the retail portfolio was 91.3% leased.

•	Empire State Building was 93.4% occupied; including SLNC, was 94.1% leased.

•

Signed 35 leases, representing 246,760 rentable square feet across the total portfolio, and achieved a 23.9% increase in mark-to-market cash rent over previous fully escalated cash rents portfolio-wide on new, renewal, and expansion leases.

•

Signed 19 new leases representing 204,999 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 30.0% in mark-to-market cash rent over previous fully escalated cash rents.

•

Realized lease termination fee and other end of life lease income of $18.7 million, or approximately $0.06 per fully diluted share from a combination of broadcast and office tenants. This fee income was partially offset by the write off of straight line rent receivables associated with certain terminated leases of $1.9 million, or approximately $0.01 per fully diluted share. In keeping with historical practice, the Company includes lease termination fee, other end of lease income and other revenue and fees when calculating FFO and Core FFO.

•

Increased Empire State Building Observatory revenue for the fourth quarter 2018 by 4.9% to $34.5 million from $32.9 million in the fourth quarter 2017 while net operating income decreased 0.3% primarily due to increased expenses related to Observatory redevelopment and public relations expense allocations.

•	Declared a dividend of $0.105 per share.

Full Year Highlights

•	Achieved net income attributable to the Company of $0.39 per fully diluted share.

•	Core FFO was $0.98 per fully diluted share.

•

Signed 156 leases, representing 1,003,806 rentable square feet across the total portfolio, achieving a 19.8% increase in mark-to-market cash rent over previous fully escalated cash rents on new, renewal, and expansion leases; 122 of these leases, representing 837,487 rentable square feet, were within the Manhattan office portfolio (excluding the retail component of these properties) achieving a 24.5% increase in mark-to-market cash rent over previous fully escalated cash rents on new, renewal and expansion leases.

•

Signed 78 new leases representing 729,026 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 27.3% in mark-to-market cash rent over expired previous fully escalated cash rents.

•	Amended our lease with Global Brands Group, our largest tenant, and in the process increased our annual cash rent by approximately $4 million.

•

Realized lease termination fee income of $20.8 million, or approximately $0.07 per fully diluted share from a combination of broadcast and office tenants. This fee income was partially offset by the write off of straight line rent receivables associated with the terminated leases of $2.1 million, or approximately $0.01 per fully diluted share.

•	Opened the new Observatory entrance, which is the first phase of the fully reimagined Observatory experience.

•

Achieved Empire State Building Observatory revenue growth of 3.2% to $131.2 million from $127.1 million in 2017 while net operating income increased 1.7% due to improved pricing partially offset by increased expenses related to Observatory redevelopment and public relations expense allocations.

•	Issued long-term, fixed rate unsecured financing of $335 million that increased weighted average term to maturity to 8.1 years, from 6.2 years, at December 31, 2017.

•	Authorized a $500 million stock and publicly traded operating partnership unit repurchase program through December 31, 2019.

•	Declared and paid aggregate dividends of $0.42 per share during 2018.

Financial Results for the Fourth Quarter 2018

Net income attributable to common stockholders was $22.8 million, or $0.13 per fully diluted share, compared to $17.3 million, or $0.11 per fully diluted share, in the fourth quarter of 2017.

Core FFO was $87.3 million, or $0.29 per fully diluted share, compared to $74.9 million, or $0.25 per fully diluted share, in the fourth quarter of 2017.

Modified FFO was $87.3 million, or $0.29 per fully diluted share, compared to $74.5 million, or $0.25 per fully diluted share, in the fourth quarter of 2017.

FFO was $85.3 million, or $0.29 per fully diluted share, compared to $72.5 million, or $0.24 per fully diluted share, in the fourth quarter of 2017.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Year Ended December 31, 2018

Net income attributable to common stockholders was $65.6 million, or $0.39 per fully diluted share, compared to $62.6 million, or $0.39 per fully diluted share, for the year ended December 31, 2017.

Core FFO was $290.4 million, or $0.98 per fully diluted share, compared to $286.9 million, or $0.96 per fully diluted share, for the year ended December 31, 2017.

Modified FFO was $290.4 million, or $0.98 per fully diluted share, compared to $284.3 million, or $0.95 per fully diluted share, for the year ended December 31, 2017.

FFO was $282.6 million, or $0.95 per fully diluted share, compared to $276.5 million, or $0.93 per fully diluted share, for the year ended December 31, 2017.

Portfolio Operations

As of December 31, 2018, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of December 31, 2018, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	December 31, 2018	September 30, 2018	December 31, 2017
Percent occupied:
Total portfolio	88.8%	88.4%	89.6%
Total office	88.6%	88.3%	89.5%
Manhattan office	88.8%	88.3%	89.0%
Empire State Building	93.4%	94.0%	93.6%
Retail	90.8%	90.8%	92.0%
Percent leased:
Total portfolio	91.8%	92.1%	92.2%
Total office	91.8%	92.2%	92.1%
Manhattan office	92.7%	93.0%	92.1%
Empire State Building	94.1%	94.3%	94.2%
Retail	91.3%	90.8%	93.9%

Leasing

For the three months ended December 31, 2018, the Company signed 35 new, renewal, and expansion leases within the total portfolio, comprising 246,760 rentable square feet with an average starting rental rate of $63.57 per rentable square foot, representing an increase of 23.9% over the previous fully escalated cash rent.

On a blended basis, the 26 new, renewal, and expansion office leases, comprising 218,546 rentable square feet, signed within the Manhattan office portfolio during the fourth quarter, had an average starting rental rate of $64.57 per rentable square foot, representing an increase of 28.4% over the previous fully escalated cash rent.

Leases Signed in the Fourth Quarter 2018 for the Manhattan Office Portfolio

•

19 new leases, comprising 204,999 rentable square feet, with an average starting rental rate of $64.82 per rentable square foot, representing an increase of 30.0% over the previous fully escalated cash rent, and

•

7 renewal leases, comprising 13,547 rentable square feet, with an average starting rental rate of $60.75 per rentable square foot, representing an increase of 7.4% over the previous fully escalated cash rent.

Significant Leases Executed During the Fourth Quarter 2018

•

At 1400 Broadway, the Company signed a new full floor office expansion lease totaling 20,700 rentable square feet with Signature Bank for a term of 16.4 years. Signature Bank will now occupy a total of 111,900 square feet at 1400 Broadway.

•

At 111 West 33rd Street, the Company signed a new office lease totaling 41,800 rentable square feet with Hospitals Insurance Company/FOJP Service Corporation for a term of 16.4 years. This lease involved the early recapture of a redeveloped floor and yielded a positive mark to market along with a termination payment by the prior tenant.

•	At 1400 Broadway, the Company signed a new full floor office expansion lease totaling 14,300 rentable square feet with Uber. Uber will now occupy a total of 48,900 square feet at 1400 Broadway.

Empire State Building

During the fourth quarter 2018, the Company signed nine office leases at the Empire State Building, representing 60,066 rentable square feet in the aggregate.

Observatory revenue for the fourth quarter 2018 was $34.5 million, a 4.9% increase from $32.9 million in the fourth quarter 2017. The Observatory hosted approximately 945,000 visitors in the fourth quarter 2018 compared to 991,000 visitors in the fourth quarter 2017, a decrease of 4.6%. Consistent with its new methodology, the Company has adjusted prior period Observatory admissions figures, which reflects the performance against unique visitors, excluding visitors who make a second visit at no additional charge. There were 19 bad weather days compared to 10 bad weather days in the fourth quarter 2017. For the fourth quarter 2018, the Company estimates that the increase in bad weather days resulted in approximately 43,000 fewer visitors than in the prior year period.

Observatory revenue was $131.2 million for the year ended December 31, 2018, a 3.2% increase from $127.1 million for the year ended December 31, 2017. The 102nd floor observation deck was closed in the first quarter of 2018 for the scheduled replacement of original elevator machinery with a new, higher speed glass elevator. Adjusting for first quarter revenue from the 102nd floor observation deck (which was $1.9 million in 2017), revenue would have increased 4.8% for the year ended December 31, 2018 as compared with the same period in 2017. For the year ended December 31, 2018, the Observatory hosted approximately 3,805,000 visitors, compared to 3,940,000 visitors for the same period in 2017, a decrease of 3.4%. Consistent with its new methodology, the Company has adjusted prior period Observatory admissions figures, which reflects the performance against unique visitors, excluding visitors who make a second visit at no additional charge. In the year ended December 31, 2018, there were 56 bad weather days, with more of those days falling in peak visitor periods, compared to 61 bad weather days in the year ended December 31, 2017.

Balance Sheet

At December 31, 2018, there was no outstanding balance under the Company’s $1.1 billion unsecured revolving credit facility and the Company’s $265 million term loan facility was fully drawn. The facilities have an accordion feature allowing for an increase in the maximum aggregate principal balance to $1.75 billion under certain circumstances. The Company held cash, cash equivalents and short-term investments of $605.0 million at December 31, 2018.

As of December 31, 2018, the Company had total debt outstanding of approximately $1.9 billion, with a weighted average interest rate of 3.84% per annum, and a weighted average term to maturity of 8.1 years. None of the Company’s outstanding debt is subject to variable interest rates. At December 31, 2018, the Company’s consolidated net debt to total market capitalization was approximately 23.4% and consolidated net debt to EBITDA was 3.6x.

Dividend

On December 31, 2018, the Company paid a dividend of $0.105 per share for the fourth quarter 2018 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the fourth quarter 2018 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 21, 2019 at 9:00 am Eastern time.

The webcast will be accessible in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until February 28, 2019, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13686584.

The Supplemental Report will be available prior to the conference call in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of December 31, 2018, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units; changes in our business strategy; changes in technology and market competition which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility and term loan facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax laws and rates and similar matters; and our failure to qualify as a real estate investment trust, or REIT. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2018	2017
Revenues
Rental revenue	$123,261	$123,596
Tenant expense reimbursement	19,746	19,790
Observatory revenue	34,536	32,906
Lease termination fees	18,683	3,197
Third-party management and other fees	289	312
Other revenue and fees	2,794	2,496

Total revenues	199,309	182,297
Operating expenses
Property operating expenses	41,004	41,522
Ground rent expenses	2,332	2,332
General and administrative expenses	13,673	13,749
Observatory expenses	8,899	7,196
Real estate taxes	28,229	26,465
Depreciation and amortization	46,682	40,842

Total operating expenses	140,819	132,106

Total operating income	58,490	50,191
Other income (expense):
Interest income	3,452	773
Interest expense	(20,849)	(16,364)

Income before income taxes	41,093	34,600
Income tax expense	(1,312)	(2,340)

Net income	39,781	32,260
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(16,705)	(14,754)

Net income attributable to common stockholders	$22,842	$17,272

Total weighted average shares
Basic	171,829	159,989

Diluted	297,492	297,898

Net income per share attributable to common stockholders
Basic	$0.13	$0.11

Diluted	$0.13	$0.11

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2018	2017
Revenues
Rental revenue	$493,231	$483,944
Tenant expense reimbursement	72,372	73,679
Observatory revenue	131,227	127,118
Lease termination fees	20,847	13,551
Third-party management and other fees	1,440	1,400
Other revenue and fees	12,394	9,834

Total revenues	731,511	709,526
Operating expenses
Property operating expenses	167,379	163,531
Ground rent expenses	9,326	9,326
General and administrative expenses	52,674	50,315
Observatory expenses	32,767	30,275
Real estate taxes	110,000	102,466
Depreciation and amortization	168,508	160,710

Total operating expenses	540,654	516,623

Total operating income	190,857	192,903
Other income (expense):
Interest income	10,661	2,942
Interest expense	(79,623)	(68,473)
Loss on early extinguishment of debt	—	(2,157)
Loss from derivative financial instruments	—	(289)

Income before income taxes	121,895	124,926
Income tax expense	(4,642)	(6,673)

Net income	117,253	118,253
Preferred unit distributions	(936)	(936)
Net income attributable to non-controlling interests	(50,714)	(54,670)

Net income attributable to common stockholders	$65,603	$62,647

Total weighted average shares
Basic	167,571	158,380

Diluted	297,259	298,049

Net income per share attributable to common stockholders
Basic	$0.39	$0.40

Diluted	$0.39	$0.39

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2018	2017
Net income	$39,781	$32,260
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	45,771	40,484

FFO attributable to common stockholders and non-controlling interests	85,318	72,510
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	87,276	74,468
Deferred tax asset write-off	—	446

Core FFO attributable to common stockholders and non-controlling interests	$87,276	$74,914

Total weighted average shares
Basic	297,492	296,654

Diluted	297,492	297,898

FFO per share
Basic	$0.29	$0.24

Diluted	$0.29	$0.24

Modified FFO per share
Basic	$0.29	$0.25

Diluted	$0.29	$0.25

Core FFO per share
Basic	$0.29	$0.25

Diluted	$0.29	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2018	2017
Net income	$117,253	$118,253
Preferred unit distributions	(936)	(936)
Real estate depreciation and amortization	166,292	159,174

FFO attributable to common stockholders and non-controlling interests	282,609	276,491
Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and non-controlling interests	290,440	284,322
Deferred tax asset write-off	—	446
Loss on early extinguishment of debt	—	2,157

Core FFO attributable to common stockholders and non-controlling interests	$290,440	$286,925

Total weighted average shares
Basic	297,258	296,455

Diluted	297,259	298,049

FFO per share
Basic	$0.95	$0.93

Diluted	$0.95	$0.93

Modified FFO per share
Basic	$0.98	$0.96

Diluted	$0.98	$0.95

Core FFO per share
Basic	$0.98	$0.97

Diluted	$0.98	$0.96

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31,	December 31,
	2018	2017
Assets
Commercial real estate properties, at cost	$2,884,486	$2,667,655
Less: accumulated depreciation	(747,304)	(656,900)

Commercial real estate properties, net	2,137,182	2,010,755
Cash and cash equivalents	204,981	464,344
Restricted cash	65,832	65,853
Short-term investments	400,000	—
Tenant and other receivables	29,437	28,329
Deferred rent receivables	200,903	178,629
Prepaid expenses and other assets	64,345	61,028
Deferred costs, net	241,223	262,701
Acquired below market ground leases, net	360,398	368,229
Goodwill	491,479	491,479

Total assets	$4,195,780	$3,931,347

Liabilities and equity
Mortgage notes payable, net	$608,567	$717,164
Senior unsecured notes, net	1,046,219	707,895
Unsecured term loan facility, net	264,147	263,662
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	130,676	110,849
Acquired below market leases, net	52,450	66,047
Deferred revenue and other liabilities	44,810	40,907
Tenants’ security deposits	57,802	47,086

Total liabilities	2,204,671	1,953,610
Total equity	1,991,109	1,977,737

Total liabilities and equity	$4,195,780	$3,931,347